UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2026

WRAP TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38750	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3480 Main Hwy, Suite 202, Miami, Florida 33133

(Address of principal executive offices) (Zip code)

(800) 583-2652

(Registrant’s Telephone Number)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2026, Wrap Technologies, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”) for the issuance and sale in a private placement (the “Private Placement”) of (i) an aggregate of 1,700,000 shares (the “Common Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants to purchase up to 800,000 shares of Common Stock (the “Pre-Funded Warrants”), with an exercise price of $0.0001 per share, and (iii) common warrants to purchase up to 2,500,000 shares of Common Stock (the “Common Warrants”, together with the Pre-Funded Warrants, the “Warrants”), with an exercise price of $2.30 per share. The purchase price for one Common Share and accompanying Common Warrant was $2.00 and the purchase price for one Pre-Funded Warrant and accompanying Common Warrant was $1.9999.

The closing of the Private Placement occurred on February 3, 2026. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The Common Warrants are exercisable for shares of Common Stock immediately at an exercise price of $2.30 per share and expire five years from the date of issuance. The Pre-Funded Warrants are exercisable for shares of Common Stock immediately and expire when exercised in full. The exercise price of the Common Warrants is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustments in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable exercise price (subject to certain exceptions). There is no established public trading market for the Warrants and the Company does not intend to list the Warrants on any national securities exchange or nationally recognized trading system.

A holder of the Warrants may not exercise any portion of such holder’s Warrants to the extent that the holder, together with its affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the Company’s outstanding shares of Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the beneficial ownership limitation to up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise.

In connection with the Private Placement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of February 2, 2026, with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the Common Shares and shares of Common Stock underlying the Warrants no later than 60 days following the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the date of the Registration Rights Agreement (or 120 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The gross proceeds to the Company from the Private Placement were approximately $5 million, before estimated offering expenses payable by the Company. The Company intends to use the net proceeds received from the Private Placement for general corporate purposes and working capital.

The foregoing descriptions of terms and conditions of the Purchase Agreement, the Registration Rights Agreement the Common Warrants and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by the full text of the Purchase Agreement, the Registration Rights Agreement, and Warrants, forms of which are attached hereto as Exhibits 10.1, 10.2 , 4.1, and 4.2 respectively.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Common Shares and Warrants is incorporated herein by reference. The issuance of the Common Shares and Warrants was not registered under the Securities Act or any state securities laws. The issuance of the Common Shares and Warrants was issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

On February 2, 2026, the Company issued a press release announcing the Private Placement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.
4.2	Form of Pre-Funded Warrant
10.1*	Securities Purchase Agreement, dated February 2, 2026, by and among the Company and the investors signatory thereto.
10.2*	Registration Rights Agreement, dated February 2, 2026, by and among the Company and the investors signatory thereto.
99.1	Press Release, dated February 2, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

* Certain of the schedules (and similar attachments) to this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K under the Securities Act because they do not contain information material to an investment or voting decision and that information is not otherwise disclosed in the exhibit or the disclosure document. The registrant hereby agrees to furnish a copy of all omitted schedules (or similar attachments) to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: February 4, 2026	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer and Chairman of the Board